Exhibit Number 99.1

Investor Contact:	W. Larry Cash
President of Financial Services
and Chief Financial Officer
(615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. PREVIEWS

THIRD QUARTER 2016 OPERATING RESULTS

FRANKLIN, Tenn. (October 26, 2016) - Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced preliminary financial and operating results for the three months ended September 30, 2016. These results are based on information available to management as of the date of this press release and are subject to revision upon finalization of the Company’s quarterly accounting and financial reporting procedures. Additionally, included in these results is the Company’s update to the previous estimate of impairment of goodwill and other long-lived assets recorded during the quarter ended June 30, 2016, as well as the determination of hospital reporting unit goodwill allocated to the four hospitals for which the Company has signed a definitive agreement to sell as previously announced on September 29, 2016. Financial and statistical data reported in this release include the operating results of Quorum Health Corporation (“QHC”) through April 29, 2016, the date on which the Company completed the spin-off of QHC. Same-store operating results and statistical data exclude information for the hospitals divested in the spin-off of QHC in both the three months ended September 30, 2016 and the comparable period in 2015.

The Company anticipates net operating revenues for the three months ended September 30, 2016, will be approximately $4.380 billion, compared with $4.846 billion for the same period in 2015. Income from continuing operations before income taxes as reported for the three months ended September 30, 2016, is expected to be a loss of approximately $(83) million, compared with income from continuing operations before income taxes of $121 million for the three months ended September 30, 2015.

Net cash provided by operating activities for the three months ended September 30, 2016, is expected to be approximately $178 million, with total net cash provided by operating activities for the nine months ended September 30, 2016 expected to be approximately $810 million. This compares with $111 million for the three months ended September 30, 2015, and $615 million for the nine months ended September 30, 2015. Adjusted EBITDA for the three months ended September 30, 2016, is expected to be approximately $465 million, compared with $661 million for the same period in 2015. Income from continuing operations attributable to Community Health Systems, Inc. common stockholders for the three months ended September 30, 2016 is expected to be a loss of $(0.69) per share (diluted), compared with income from continuing operations of $0.51 per share (diluted) for the three months ended September 30, 2015. The results for the three months ended September 30, 2016 included a loss of $(0.28) per share (diluted) for the impairment of goodwill and long-lived assets, primarily related to the allocation of reporting unit goodwill to four hospitals classified as held for sale in September 2016 upon the execution of a definitive sale agreement as noted above, as well as the updated measurement of the estimated impairment charge recorded during the three months ended June 30, 2016, and a loss of $(0.06) per share (diluted) related to the settlement of certain outstanding legal matters. Excluding these items, the Company anticipates income from continuing operations attributable to Community Health Systems, Inc. common stockholders to be a loss of $(0.35) per share (diluted) for the three months ended September 30, 2016.

The consolidated operating results for the three months ended September 30, 2016, reflect a 12.4 percent decrease in total admissions and a 13.0 percent decrease in adjusted admissions, compared with the same period in 2015. On a same-store basis, admissions decreased 2.1 percent and adjusted admissions decreased 1.5 percent during the three months ended September 30, 2016, compared with the same period in 2015.

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CYH Previews Third Quarter 2016 Results

October 26, 2016

On a same-store basis, consolidated net operating revenues for the three months ended September 30, 2016 are expected to increase over the prior year period by approximately 1.2 percent. Same-store consolidated salaries and benefits expense is expected to increase as a percentage of consolidated net operating revenues from 46.0 percent for the three months ended September 30, 2015, to approximately 47.1 percent for the three months ended September 30, 2016. Same-store consolidated supplies expense is expected to increase as a percentage of consolidated net operating revenues from 16.3 percent for the three months ended September 30, 2015, to approximately 16.5 percent for the three months ended September 30, 2016. Same-store consolidated other operating expenses are expected to increase as a percentage of consolidated net operating revenues from 22.4 percent for the three months ended September 30, 2015, to approximately 23.2 percent for the three months ended September 30, 2016. Electronic health records incentives were lower than the same period in the prior year by $42 million due to changes in how incentive payments are structured under the applicable legal requirements governing this program.

The lower than anticipated results were primarily caused by lower than expected volume and the resulting lower net operating revenues, as well as larger than anticipated reductions to reimbursement from state supplemental programs. Our results were also impacted by a failure to achieve anticipated expense reductions as we experienced increases in health insurance costs, costs of state supplemental programs, medical specialist fees, and implant supply costs, among other expenses.

The Company is also providing a preliminary update to its 2016 annual guidance for Adjusted EBITDA to reflect changes to projected consolidated operating results for the year ending December 31, 2016, as such guidance was previously reflected in the Company’s earnings release issued on August 2, 2016. Adjusted EBITDA for 2016 is now anticipated to be $2.200 billion to $2.275 billion. The Company anticipates providing a complete update to its 2016 annual guidance and reporting its complete financial results for the three and nine months ended September 30, 2016, including adjusted cash flow from operations, on November 1, 2016, followed by a live earnings call at 10:00 am Central, 11:00 am Eastern, on November 2, 2016.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. After giving effect to the spin-off of QHC noted above, the Company, through its subsidiaries, owns, leases or operates 158 affiliated hospitals in 22 states with an aggregate of nearly 27,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

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CYH Previews Third Quarter 2016 Results

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•	general economic and business conditions, both nationally and in the regions in which we operate;

•

implementation, effect of, and changes to, adopted and potential federal and state healthcare reform legislation and other federal, state or local laws or regulations affecting the healthcare industry;

•

the extent to which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the success and long-term viability of health insurance exchanges, which may be impacted by whether a sufficient number of payors participate;

•	risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to incur additional indebtedness;

•	demographic changes;

•	changes in, or the failure to comply with, governmental regulations;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further impacted by the increasing consolidation of health insurers and managed care companies;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels;

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including the impact of the implementation of ICD-10 and decreases in collectability which may result from, among other things, self-pay growth in states that have not expanded Medicaid and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers and others to contain healthcare costs, including the trend toward value-based purchasing;

•	our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments;

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increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

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CYH Previews Third Quarter 2016 Results

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•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals;

•	changes in medical or other technology;

•	changes in U.S. generally accepted accounting principles;

•	the availability and terms of capital to fund additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, including the intended disposition of certain hospitals and other investments, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	our ability to successfully integrate any acquired hospitals, including those of HMA, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions;

•	our ability to obtain adequate levels of general and professional liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to outbreaks of infectious diseases;

•

the impact of the external, criminal cyber-attack suffered by us in the second quarter of 2014, including potential reputational damage, the outcome of our investigation and any potential governmental inquiries, the outcome of litigation filed against us in connection with this cyber-attack, the extent of remediation costs and additional operating or other expenses that we may continue to incur, and the impact of potential future cyber-attacks or security breaches;

•	the effects of the spin-off of QHC that was completed on April 29, 2016 on our business, including our ability to achieve the anticipated benefits of the spin-off;

•	any effects of our previously announced adoption of a Stockholder Protection Rights Agreement;

•	any effects related to our previously announced exploration of strategic alternatives; and

•	the other risk factors set forth in our other public filings with the Securities and Exchange Commission.

The Company cautions that the preliminary results for the three months ended September 30, 2016, set forth in this press release are given as of the date hereof based on information currently available to management and are subject to revision upon finalization of the Company’s quarterly accounting and financial reporting procedures. The expected consolidated operating results for the three months ended September 30, 2016, are not necessarily indicative of the results that may be experienced for any future periods. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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CYH Previews Third Quarter 2016 Results

October 26, 2016

Information on Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure which consists of net (loss) income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests, and to exclude the effect of discontinued operations, loss from early extinguishment of debt, impairment of goodwill and long-lived assets, gain on sale of investments in unconsolidated affiliates, acquisition and integration expenses from the acquisition of Health Management Associates, Inc. (“HMA”), expense incurred related to the spin-off of QHC, expense incurred related to the divestiture of the home health division, expense related to government and other legal settlements and related costs, and expense from fair value adjustments related to the HMA legal proceedings, accounted for at fair value, underlying the CVR agreement, and related legal expenses. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company uses Adjusted EBITDA as a measure of liquidity. The Company has also presented Adjusted EBITDA in this release because it believes it provides investors with additional information about the Company’s ability to incur and service debt and make capital expenditures. Adjusted EBITDA also aligns with a similar metric as defined in the Company’s senior secured credit facility, which is a key component in the determination of the Company’s compliance with some of the covenants under the Company’s senior secured credit facility, and is used to determine the interest rate and commitment fee payable under the senior secured credit facility.

Adjusted EBITDA is not a measurement of financial performance or liquidity under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance and liquidity. This calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles expected Adjusted EBITDA for the three months ended September 30, 2016 to expected net cash provided by operating activities for the same period, and reconciles Adjusted EBITDA for the period ended September 30, 2015 to net cash provided by operating activities for the same period (in millions):

	Three Months Ended September 30,
	2016	2015
Adjusted EBITDA	$465	$661
Interest expense, net	(233)	(242)
Benefit from (provision for) income taxes	29	(38)
Loss from operations of entities sold or held for sale, net of taxes	(2)	(5)
Other non-cash expenses, net	7	39
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures	(88)	(304)

Net cash provided by operating activities	$178	$111

The expected numbers for the period ended September 30, 2016, in the reconciliation chart set forth above are given as of the date hereof based on information currently available to management and are subject to revision upon finalization of the Company’s quarterly accounting and financial reporting procedures.

A reconciliation of the Company’s projected 2016 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the most directly comparable GAAP financial measure is omitted from this press release because the Company is unable to provide such reconciliation without unreasonable effort. This inability results from the inherent difficulty in forecasting generally and in quantifying certain projected amounts that are necessary for such reconciliation. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliation without unreasonable effort, including interest expense, net; provision for (benefit from) income taxes; other non-cash expenses, net; other changes in operating assets and liabilities and other adjustments that would be necessary to prepare a forward-looking statement of cash flows prepared in accordance with GAAP. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

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